UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On September 16, 2008, the Executive Compensation Committee of our Board of Directors approved the final amendments to the State Street Corporation Executive Supplemental Retirement Plan, or “ESRP,” formerly known as the State Street Corporation Supplemental Defined Benefit Pension Plan, and to the change of control agreements with our senior management. Each of our Chairman and Chief Executive Officer, Ronald E. Logue, our President and Chief Operating Officer, Joseph L. Hooley, our Executive Vice President and Chief Financial Officer, Edward J. Resch, our Vice Chairman, Joseph C. Antonellis, and our Executive Vice President, James S. Phalen, collectively the “Named Executives,” participates in the ESRP and is a party to a change of control agreement.

The amendments to the ESRP approved by the Committee primarily relate to the ratification of changes made in October 2007 addressing a shift from a defined benefit to a defined contribution structure, maintenance, on a general basis, of accrued benefits under the plan from subsequent plan amendments or Committee actions and technical amendments relating to compliance with Section 409A of the Internal Revenue Code. The October 2007 changes to shift to a defined contribution structure were previously reported in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2007. The maintenance of accrued benefits under the plan is subject to the participant’s satisfaction of vesting conditions, compliance with restrictive covenants and the absence of grounds for termination of employment for “cause.”

The amendments to the change of control agreements relate primarily to compliance with Section 409A, including the six-month delay in payment rule for “specified employees,” specification of time and form of payment for certain benefits, clarification that severance benefits are paid upon a “separation from service” and protection against operational breaches of the Section 409A payment rules. The amendments also include a requirement that the Company provide the covered executives with written estimates of their severance benefits; clarification that any earned but unpaid annual bonus at the time of a termination of employment is included in the severance entitlements; clarification that a covered executive’s severance entitlements are calculated based on the terms of the ESRP and any other retirement plans in which he participates as in effect prior to the change of control; and other conforming changes consistent with the amendments to the ESRP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: September 19, 2008